MERGERS/REORGANIZATIONS
NATIONS FUNDS TRUST


On October 10, 2001, the Board of Trustees/Directors of each fund listed in the left column below (each a "Fund") approved its Reorganization into a newly created successor fund that is substantially identical to the existing Fund. On March 27, 2002, the shareholders of each Fund approved the Reorganization. The Reorganization occurred on May 10, 2002. At that time, shares of each Fund were exchanged for shares of equal value of the newly created successor fund. The principal effect of this Reorganization was to redomicile the Fund in Delaware, under a Delaware business trust structure that management believes provides greater flexibility and efficiency in certain corporate and organizational matters.

           FUND                        REORGANIZED INTO A NEWLY CREATED SUCCESSOR FUND
           ----                        -----------------------------------------------
       Convertible Securities                       Convertible Securities
       Strategic Growth                             Strategic Growth
       Capital Growth                               Capital Growth
       MidCap Growth                                MidCap Growth
       Short-Term Income                            Short-Term Income
       Short-Intermediate Government                Short-Intermediate Government
       Intermediate Bond                            Intermediate Bond
       Bond                                         Bond
       Strategic Income                             Strategic Income
       LargeCap Index                               LargeCap Index
       Managed Index                                Managed Index
       SmallCap Index                               SmallCap Index
       International Value                          International Value
       International Equity                         International Equity
       Emerging Markets                             Emerging Markets
       Georgia Intermediate Municipal Bond          Georgia Intermediate Municipal Bond
       Maryland Intermediate Municipal Bond         Maryland Intermediate Municipal Bond
       North Carolina Intermediate Municipal Bond   North Carolina Intermediate Municipal Bond
       South Carolina Intermediate Municipal Bond   South Carolina Intermediate Municipal Bond
       Tennessee Intermediate Municipal Bond        Tennessee Intermediate Municipal Bond
       Texas Intermediate Municipal Bond            Texas Intermediate Municipal Bond
       Virginia Intermediate Municipal Bond         Virginia Intermediate Municipal Bond
       Short-Term Municipal Income                  Short-Term Municipal Income
       Intermediate Muncipal Bond                   Intermediate Muncipal Bond
       Municipal Income                             Municipal Income
       California Municipal Bond                    California Municipal Bond
       Florida Intermediate Municipal Bond          Florida Intermediate Municipal Bond
       Florida Municipal Bond                       Florida Municipal Bond
       Cash Reserves                                Cash Reserves
       Money Market Reserves                        Money Market Reserves
       Treasury Reserves                            Treasury Reserves
       Government Reserves                          Government Reserves
       Municipal Reserves                           Municipal Reserves
       California Tax-Exempt Reserves               California Tax-Exempt Reserves

On October 10, 2001, the Board of Trustees/Directors of each fund listed in the left column below (each a "Fund") approved its Reorganization into a newly created successor fund that is substantially identical to the existing Fund. On March 27, 2002, the shareholders of each Fund approved the Reorganization. The Reorganization occurred on May 10, 2002. At that time, shares of each Fund were exchanged for shares of equal value of the newly created successor fund. The principal effect of this Reorganization was to redomicile the Fund in Delaware, under a Delaware business trust structure that management believes provides greater flexibility and efficiency in certain corporate and organizational matters.

         FUND                      REORGANIZED INTO A NEWLY CREATED SUCCESSOR:
         ----                      -------------------------------------------
       Value                                    Value
       Small Company                            Small Company
       California Municipal Bond                California Municipal Bond